SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2006

SKAGIT STATE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

91-0681718
Commission File Number	IRS Employer Identification No.

301 East Fairhaven Avenue
Burlington, Washington 98233
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (360) 755-0411

Not Applicable
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 5.01            Changes in Control of Registrant

Pursuant to the Plan and Agreement of Reorganization and Merger dated January 17, 2006, Skagit State Bank (the “Bank”) became a wholly owned subsidiary of Skagit State Bancorp, Inc. (the “Company”), a newly formed bank holding company. The corporate reorganization of the Bank (“Reorganization”) was approved by shareholders owning 83.9% of the Bank’s common stock at the Annual Meeting of Shareholders held on April 19, 2006.

Item 8.01            Other Events

The Bank’s common stock has been registered as a class with the Federal Deposit Insurance Corporation (“FDIC”), under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”). As a result of the Reorganization, the Company has become the successor registrant under Section 12(g) pursuant to SEC Rule 12g-3. The Bank has filed a Form 15 with the FDIC pursuant to Rule 12g-4 requesting deregistration of the Bank’s common stock, effectively immediately. A copy of the Form 15 dated June 30, 2006 deregistering the common stock of the Bank with the FDIC is attached to this report as Exhibit 99.

Item 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit 99	Form 15 dated June 30, 2006, of Skagit State Bank to deregister the Bank’s common stock pursuant to Rule 12g-4(a)(1)(i)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006	SKAGIT STATE BANCORP, INC
	By:	/s/ CHERYL R. BISHOP
Cheryl R. Bishop President and Chief Executive Officer